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         EXHIBIT 23.04--CONSENT OF McDONALD & COMPANY SECURITIES, INC.

     We consent to the inclusion in this Registration Statement on Form S-4 of Old National Bancorp of the use of our opinion dated as of the date of the Proxy Statement, set forth as Appendix C to the Proxy Statement, which is part of this Registration Statement, and to the summarization thereof in the Proxy Statement under the caption "Opinion of Financial Advisor to FUSB".

                                         /s/ McDonald & Company Securities, Inc.
                                         McDONALD & COMPANY SECURITIES, INC.

Cleveland, Ohio
August 31, 1995